SCHEDULE A
                             DATED AUGUST 13, 2013
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                             CAMBIAR INVESTORS LLC

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

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Portfolio                                    Fee
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International Equity Fund                    0.90%
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Small Cap Fund                               1.15%
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Cambiar Opportunity Fund                     0.90% on the first $2.5 billion
                                             0.75% thereafter
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Cambiar Aggressive Value Fund                1.00%
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Cambiar SMID Fund                            1.05%
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Cambiar Global Select Fund                   1.00%
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